Sub-Item: Q1
EXHIBITS

FEDERATED U.S.
GOVERNMENT SECURITIES
FUND: 2-5 YEARS

Amendment No. 10
To the Amended
& Restated
DECLARATION OF
TRUST
Dated
May 19, 2000

THIS Declaration of
Trust is amended as follows:

Delete the first
paragraph of
Section 5
in Article II
from the
Declaration of
Trust and substitute
in its place
the following:

Section 5.
Establishment and Designation
of Series or Class.

Without limiting
the authority of
the Trustees set
forth in Article XII,
Section 8, inter alia, to
establish and designate
any additional Series
or Class or to modify
the rights and preferences
of any
existing Series
or Class, the Series
and Classes shall
be and are established
and designated as

Federated U.S.
Government Securities
Fund: 2-5 Years
Class R Shares
Institutional Shares
Service Shares

The undersigned hereby
certify that the
above stated Amendment
is a true and correct
Amendment to the
Declaration of Trust,
as adopted by the
Board of Trustees
on the 13th day of May,
2011, to become
effective on September 30, 2011.

Witness the due
execution this
23rd day of August, 2011.

/s/ John F. Donahue
/s/ Charles F.
Mansfield, Jr.
John F. Donahue
Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson

/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill

/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh

/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will

/s/ Peter E. Madden
Peter E. Madden